November 29, 2005

  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by Hallmark Equity Series Trust (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 77K of Form N-SAR as part of the Company's Form N-SAR report dated November 29, 2005. We agree with the statements concerning our Firm in such Form N-SAR.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP